As filed with the Securities and Exchange Commission on May 12, 1998
                                          Registration No. 333-
       =================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------
                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE               3589                    33-0266015
--------               ----                    ----------
(State or other        (Primary Standard       (I.R.S. Employer
jurisdiction           Industrial              Identification
of incorporation       Classification          No.)
or organization)       Code Number)

                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                          -------------------------
                               DAMIAN C. GEORGINO
                    EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL
                             AND CORPORATE SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                                 (760) 340-0098
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------

                                   Copy to:
                                JANICE C. HARTMAN
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                         PITTSBURGH, PENNSYLVANIA 15222
                                 (412) 355-6500

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

Title of                     Proposed
each                         maximum    Proposed
class of     Amount          offering   maximum        Amount of
securities   to be           price      aggregate      registra-
to be        registered      per        offering       tion fee
registered   (1)             share(2)   price (2)      (3)
----------   -------------   --------   ------------   ----------
Common
stock,
par value
  $.01 per
  share ...  10,000,000 shs  $33.03125  $330,312,500   $97,443

(1) The shares of Common Stock offered by the prospectus included in this registration statement also include the remaining 2,881,860 shares registered under Registration Statement No. 333-42463 effective December 23, 1997 and included in such prospectus under Rule 429.

(2) Estimated solely for the purpose of calculating the registration fee; computed in accordance with Rule 457(c) on the basis of the average of the high and low sales prices for the Common Stock on May 5, 1998.

(3) A fee of $54,096 was paid in connection with the filing of Registration Statement No. 333-42463.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  SUBJECT TO COMPLETION, DATED MAY 12, 1998

      INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS
       , 1998


                              12,881,860 SHARES

                       UNITED STATES FILTER CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)

                           ------------------------

      This Prospectus relates to 12,881,860 shares (the "Shares") of the Common Stock, par value $.01 per share ("Company Common Stock"), of United States
Filter Corporation (the "Company") which may be offered and issued by the Company from time to time in connection with the acquisition by the Company directly, or indirectly through subsidiaries, of various businesses or assets, or interests therein. The Shares may be issued in mergers or consolidations, in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, or in exchange for tangible or intangible assets, including, without limitation, assets constituting all or substantially all of the assets and businesses of such entities. Shares may also be reserved for issuance pursuant to, or offered, issued and sold upon exercise or conversion of, warrants, options, convertible debt obligations, equity securities, contingent rights or other similar instruments or rights issued by the Company from time to time in connection with any such acquisition. In certain instances, the Company may guaranty that some or all of the aggregate net proceeds from the sale of Shares during a limited period following their issuance will not be less than the valuation used for purposes of their issuance, or a specific amount related to such valuation, and may make up any shortfall (including any shortfall attributable to brokers' commissions and selling expenses) by issuing additional Shares under this Prospectus or in cash.

       It is expected that the terms of acquisitions involving the issuance of Shares will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be acquired, and that the Shares so issued will be valued at prices based on or related to market prices for the Common Stock on the New York Stock Exchange, Inc. (the "NYSE") at or about the time the terms of an acquisition are agreed upon or at or about the time of delivery of such Shares, or based on average market prices for periods ending at or about such times. No underwriting discounts or commissions will be paid, although brokers' or finders' fees may be paid from time to time with respect to specific acquisitions; under some circumstances, the Company may issue Shares in full or partial payment of such fees. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act").

      With the consent of the Company, this Prospectus may also be used by persons ("Selling Stockholders") who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. See "Resales of Shares."

      The Shares will, prior to their issuance, be listed on the NYSE subject to official notice of issuance. The Common Stock is traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on May 11, 1998 was $33.25 per share.
                           ------------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                           ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the United States Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's site address, http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission registration statements on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statements") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in
Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statements, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated herein by reference: the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997; the Company's Quarterly Reports for the quarterly periods ended June 30, 1997 (as amended on Form 10-Q/A dated August 22, 1997), September 30, 1997 and December 31, 1997 (as amended on Form 10-Q/A dated May 12, 1998); the Company's Current Reports on Form 8-K dated October 28, 1996 (as amended on a Form 8-K/A dated December 19, 1996), December 2, 1996, January 6, 1997, August 4, 1997, September 17, 1997, September 19, 1997, December 9, 1997 (as amended on Form 8-K/As dated February 6, 1998 and March 4, 1998), December 31, 1997, January 16, 1998 (as amended on Form 8-K/As dated February 6, 1998, March 4, 1998 and May 12, 1998), February 9, 1998 and May 12, 1998; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

     All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial
Registration Statements and prior to effectiveness of the Registration Statements or after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to General Counsel, United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (760) 340-0098).


                                  THE COMPANY

      The Company is a leading global provider of industrial and municipal water and wastewater treatment systems, products and services, with an installed base of systems that the Company believes is one of the largest worldwide. The Company offers a single-source solution to its customers through what the Company believes is the industry's broadest range of cost-effective systems, products, services and proven technologies. The Company markets a broad line of waterworks distribution products and services. In addition, the Company also sells, installs and services in the United States a wide range of products which address household water issues. The Company has one of the industry's largest networks of sales and service and distribution facilities through more than 600 locations including 88 manufacturing plants in 33 countries. The Company capitalizes on its large installed base, extensive distribution network and manufacturing capabilities to provide customers with ongoing local service and maintenance. The Company is a leading provider of outsourced water services, including the operation of water and wastewater treatment systems at customer sites. In addition, the Company is actively involved in the development of privatization initiatives for municipal water treatment facilities throughout the world and, specifically, in the United States, Mexico and Canada. The Company also owns a significant amount of properties with appurtenant water rights in the Western and Southwestern United States, a substantial portion of which are leased to agricultural tenants.

      The  Company's  principal  executive  offices  are  located at 40-004 Cook
Street, Palm Desert, California 92211, and its telephone number is (760) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                    RISK FACTORS

      Prospective investors should consider carefully the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the securities offered hereby. Information contained or incorporated by reference in this Prospectus includes "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "could," "should," "would," "anticipates" or "continue" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements.

RISK OF NON-CONSUMMATION OF THE CULLIGAN MERGER

      On February 9, 1998, the Company agreed to acquire Culligan Water Technologies, Inc. ("Culligan") pursuant to a Merger Agreement between the Company, a wholly owned subsidiary of the Company and Culligan (the "Culligan Merger Agreement"). The merger ("Culligan Merger") is subject to approval by the stockholders of both the Company and Culligan. The Company and Culligan currently anticipate holding special stockholders meetings in June 1998. Holders of an aggregate of 28.5% of the outstanding shares of Culligan common stock have agreed to vote in favor of the Culligan Merger. However, there can be no assurance that the Culligan Merger will be consummated, or, if consummated, that the Culligan businesses will be integrated successfully into the Company's businesses or provide profitable. In the event of termination of the Culligan Merger Agreement because the Company's stockholders do not approve the Culligan Merger, because the Company's Board of Directors modifies or changes in any manner adverse to Culligan its recommendation to its stockholders in favor of the Culligan Merger or because the Company or its affiliates fail to perform the Company's obligations to use its reasonable best efforts to obtain governmental and third party approvals and otherwise to take certain actions necessary to consummate the Culligan Merger, the Company may be required to pay to Culligan up to $47 million under the terms of the Culligan Merger Agreement.

      In addition, filings with, notifications to and authorizations and approvals of, various governmental agencies, both U.S. and non-U.S., with respect to the transactions contemplated by the Culligan Merger Agreement, relating primarily to antitrust, foreign investment and securities law issues, must be made and received prior to consummation of the Culligan Merger. The Company has received notice of early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The combined enterprise may be required to divest one or more of its product lines or operations, or agree to various operating restrictions, before or after receipt of stockholder approval, in order to obtain the necessary authorizations and approvals of the Culligan Merger or to assure that governmental authorities do not seek to enjoin the

Culligan Merger. There can be no assurance that the consummation of any such divestitures could be effected at a fair market price or that the reinvestment of the proceeds therefrom would produce for the combined enterprise operating profit at the same level as the divested product lines or a commensurate rate of return on the amount of its investment. There also can be no assurance that any operating restrictions imposed would not adversely affect the value of the combined enterprise. In addition, obtaining any necessary authorizations and approvals may result in delays in the stockholder meetings beyond June 1998. The Culligan Merger Agreement is subject to termination if the Culligan Merger is not consummated by November 15, 1998.

      Culligan will have the right to terminate the Culligan Merger Agreement if a governmental authority enjoins the Culligan Merger; if the Culligan Merger is not consummated by November 15, 1998 and Culligan has not failed to perform its obligations under the Culligan Merger Agreement; if the Board of Directors of the Company changes its recommendation to its stockholders in a manner adverse to Culligan in respect of the Culligan Merger; if the stockholders of Culligan or the Company fail to approve the Culligan Merger; if the average of the closing prices of the Common Stock for any period of 10 consecutive trading days ending on or after the sixth trading day prior to the date of Culligan's stockholders meeting is less than $26.25; or if the Company materially breaches (and fails to cure such breach) its obligations under the Culligan Merger Agreement. However, if Culligan terminates the Culligan Merger Agreement in respect of a competing transaction, Culligan may be obligated to pay to the Company up to $47 million.

ACQUISITION STRATEGY

      In pursuit of its strategic objective of becoming the leading global single-source provider of water and wastewater treatment systems and services, the Company has, since 1991, acquired more than 125 United States based and international businesses. The Company plans to continue to pursue acquisitions that expand the segments of the water and wastewater treatment and water-related industries in which it participates, complement its technologies, products or services, broaden its customer base and geographic areas served and/or expand its global distribution network, as well as acquisitions which provide opportunities to further and implement the Company's one-stop-shop approach in terms of technology, distribution or service. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. In addition, the Company's acquisition of Memtec Limited was accomplished through an unsolicited tender offer, and the Company could make other such acquisitions. The level of risk associated with such acquisitions is generally greater because frequently they are accomplished, as was the case with the acquisition of Memtec, without the customary representations or due diligence typical of negotiated transactions. Although the Company generally has been successful in pursuing acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.

INTERNATIONAL TRANSACTIONS

      The Company has made and expects it will continue to make acquisitions and expects to obtain contracts in markets outside the United States. In addition, a substantial portion of the business of Culligan includes non-U.S. sales. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices, the lack in some jurisdictions of well-developed legal systems, nationalization and possible social, political and economic instability. In particular, the Company has significant operations in Asia which have been and may in the future be adversely affected by current economic conditions in that region. While the full impact of this economic instability cannot be predicted, it could have a material adverse effect on the Company's revenues and profitability.

RELIANCE ON KEY PERSONNEL

      The operations of the Company are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, the Company's Chairman of the Board, President and Chief Executive Officer. The Company is considering an employment agreement for Mr. Heckmann, who does not currently have one. The Company is also considering employment agreements for other members of senior management, most of whom do not currently have such agreements, although the names of such members have yet to be determined. There can be no assurance that the Company will enter into employment agreements with Mr. Heckmann or members of senior management. Should any of the Company's senior managers be unable or choose not to continue in their present roles, the Company's prospects could be adversely affected.

PROFITABILITY OF FIXED PRICE CONTRACTS

      A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, scheduled deliveries are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.

CYCLICALITY, SEASONALITY AND POSSIBLE EARNINGS FLUCTUATIONS

      The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. A significant portion of the Company's revenues are derived from capital equipment sales. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions, including those currently unfolding in Asian markets, could have a material adverse effect on the Company's revenues and profitability.

      The sale of water and wastewater distribution equipment and supplies is also cyclical and influenced by various economic factors including interest rates, land development and housing construction industry cycles. Sales of such equipment and supplies are also subject to seasonal fluctuation in temperate climates. The sale of water and wastewater distribution equipment and supplies is a significant component of the Company's business. Cyclicality and seasonality of water and wastewater distribution equipment and supplies sales could have a material adverse effect on the Company's revenues and profitability.

      The Company's high-purity process piping systems have been sold principally to companies in the semiconductor and, to a lesser extent, pharmaceutical and biotechnology industries, and sales of those systems are critically dependent on these industries. The success of customers and potential customers for high-purity process piping systems is linked to economic conditions in these respective industries, which in turn are each subject to intense competitive pressure and are affected by overall economic conditions. The semiconductor industry in particular has historically been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the economy. The semiconductor and pharmaceutical industries also represent significant markets for the Company's water and wastewater treatment systems. Downturns in these industries could have a material adverse effect on the Company's revenues and profitability.

      Operating results from the sale of high-purity process piping systems also can be expected to fluctuate significantly as a result of the limited pool of existing and potential customers for these systems, the timing of new contracts, possible deferrals or cancellations of existing contracts and the evolving and unpredictable nature of the markets for high-purity process piping systems.

      As a result of these and other factors, the Company's operating results may be subject to quarterly or annual fluctuations. There can be no assurance that at any given time the Company's operating results will meet or exceed stock market analysts' expectations, in which event the market price of the Common Stock could be adversely affected.

POTENTIAL ENVIRONMENTAL RISKS

      The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. The Company is also subject to inherent risks associated with environmental conditions at facilities owned, and the state of compliance with environmental laws, by businesses acquired by the Company. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in cleanup obligations, civil or criminal enforcement actions or private actions that could have a material adverse effect on the Company.

      In that regard, at a Connecticut ion exchange resin regeneration facility (the "South Windsor Facility") operated by a wholly owned subsidiary of the Company (the "South Windsor Subsidiary"), acquired by the Company in October 1995 from Anjou International Company ("Anjou"), U.S. federal and state environmental regulatory authorities have issued certain notices of violation alleging multiple violations of applicable wastewater pretreatment standards. A grand jury investigation concerning these conditions also is pending. The South Windsor Subsidiary has reached a tentative agreement with the U.S. Attorney's Office and the U.S. Environmental Protection Agency ("USEPA") to settle all agency claims and investigations relating to this matter by pleading guilty to a single violation of the Federal Water Pollution Control Act. The proposed settlement includes a payment of $1.36 million, including a criminal penalty of approximately $1.0 million, and annual environmental compliance audits at the South Windsor Facility for five years. The Company believes that this settlement will conclude this matter in its entirety; however, there can be no assurance that the proposed settlement will become final, and it is not expected that it would include a formal release of all liabilities in this regard. In connection with this proposed settlement, representatives of the Company and the USEPA's
Office of Grants and Debarment have discussed the South Windsor Facility's debarment from participation in government contracts. Based on its discussions with the USEPA, the Company believes that the USEPA will lift any such debarment immediately after the Company and the USEPA agree to the proposed settlement. The loss of revenue from a debarment, regardless of its duration, is not expected to be material to the Company. Based upon the anticipated settlement, the Company does not believe that this matter will have a material adverse effect on the Company. In addition, the Company has certain rights of indemnification from Anjou which may be available with respect to these matters pursuant to the laws of the state of New York or the Stock Purchase Agreement dated as of August 30, 1995 among the Company, Anjou and Polymetrics, Inc.

      With respect to a former California ion exchange resin regeneration facility (the "El Cajon Facility") operated by a wholly owned subsidiary of the Company (the "El Cajon Subsidiary"), the San Diego county district attorney is investigating a hydrochloric acid spill that occurred in early 1997. In connection with this incident, the Company and the office of the district attorney have reached a proposed settlement (subject to final approval of the court) whereby the Company has agreed to a civil violation of the California Health and Safety Code and has paid a $140,000 fine, which includes a civil penalty of $25,000. Pursuant to the terms of the settlement, the office of the district attorney has agreed that it will not subject the Company (or its subsidiaries and affiliates) to further civil or criminal prosecution for this matter.

      In addition to the foregoing, the Company's activities as owner and operator of certain hazardous waste treatment and recovery facilities are subject to stringent laws and regulations and compliance reviews. Failure of these facilities to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. The Company serves as contract operator of various municipal and industrial wastewater collection and treatment facilities, which were developed and are owned by governmental or private entities. The Company and Culligan also operate other facilities, including service deionization centers and manufacturing facilities, that discharge wastewater in connection with routine operations. Under certain service contracts and applicable environmental laws, the Company as operator of such facilities may incur certain liabilities in the event those facilities experience malfunctions or discharge wastewater which does not meet applicable permit limits and regulatory requirements. In some cases, the potential for such liabilities depends upon design or operational conditions over which the Company has limited, if any, control. In other matters, the Company has been notified by the USEPA that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") at certain sites to which the Company or its predecessors allegedly sent waste in the past. It is possible that the Company could receive other such notices under CERCLA or analogous state laws in the future. Based on sites which are currently known to the Company that may require remediation, the Company does not believe that its liability, if any, relating to such sites will be material. However, there can be no assurance that such matters will not be material. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive and financial position.

      In 1995, Culligan purchased an equity interest in Anvil Holdings. As a result of this transaction, Culligan assumed certain environmental liabilities associated with soil and groundwater contamination at Anvil Knitwear's Asheville Dyeing and Finishing Plan (the "Plant") in Swannanoa, North Carolina. Since 1990, Culligan has delineated and monitored the contamination pursuant to an Administrative Consent Order entered into with the North Carolina Department of Environmental, Health and Natural Resources related to the closure of an underground storage tank at the site. Groundwater testing at the Plant and at two adjoining properties have shown levels of a cleaning solvent believed to be from the Plant above action levels under state guidelines. Culligan has begun remediation of the contamination. The Company anticipates that the potential costs of further monitoring and corrective measures to address the groundwater problem under applicable laws will not have a material adverse effect on the financial position or the results of operations of the Company. However, because the full extent of the required cleanup has not been determined, there can be no assurance that this matter will not have a material adverse effect on the Company's financial position or results of operations.

      Certain of the Company's and Culligan's facilities contain or in the past contained underground storage tanks which may have cause soil or groundwater contamination. At one formerly owned site, Culligan is investigating, and has taken certain actions to correct, contamination that may have resulted from a former underground storage tank. Based on the amount of contamination believed to have been present when the tank was removed, and the probability that some of the contamination may have originated from nearby properties, the Company believes, although there can be no assurance, that this matter will not have a material adverse effect on the combined companies' financial position or results of operations.

COMPETITION

      All of the markets in which the Company competes are highly competitive, and most are fragmented, with numerous regional and local participants. There are competitors of the Company in certain markets that are divisions or subsidiaries of companies that have significantly greater resources than the Company. The Company's process water treatment business competes in the United States and internationally principally on the basis of product quality and specifications, technology, reliability, price, customized design and technical qualifications, reputation and prompt availability of local service. The Company's wastewater treatment business competes in the United States and internationally largely on the basis of the same factors, except that pricing considerations can be predominant among competitors that have sufficient technical qualifications, particularly in the municipal contract bid process. The Company's filtration and separation business competes in the United States and internationally principally on the basis of price, technical expertise, product quality and responsiveness to customer needs, including service and technical support. The Company's industrial products and services business competes in the United States and internationally principally on the basis of quality, service and price. In connection with the marketing of waterworks distribution equipment and supplies, the Company competes not only with a large number of independent wholesalers and with other distribution chains similar to the Company, but also with manufacturers who sell directly to customers. The principal methods of competition for the Company's waterworks distribution business include prompt local service capability, product knowledge by the sales force and service branch management, and price. The Company's consumer products business competes with companies with national distribution networks, businesses with regional scope, and local product assemblers or service companies, as well as retail outlets. The Company believes that there are thousands of participants in the residential water business. The consumer products business, which upon consummation of the Culligan Merger will include Culligan's current residential operations, competes principally on the basis of price, product quality and "taste," service, distribution capabilities, geographic presence and reputation. Competitive pressures, including those described above, and other factors could cause the Company to lose market share or could result in significant price erosion, either of which could have a material adverse effect upon the Company's financial position, results of operations and cash flows.

POTENTIAL RISKS RELATED TO WATER RIGHTS AND WATER TRANSFERS

      The Company recently acquired more than 47,000 acres of agricultural land (the "Properties"), situated in the Southwestern United States, the substantial majority of which are in Imperial County, California (the "IID Properties") located within the Imperial Irrigation District (the "IID"). Substantially all of the Properties are currently leased to third party agricultural tenants, including prior owners of the Properties. The Company acquired the Properties with appurtenant water rights, and is actively seeking to acquire additional properties with water rights, primarily in the Southwestern and Western United States. The Company may seek in the future to transfer water attributable to water rights appurtenant to the Properties, particularly the IID Properties (the "IID Water"). However, since the IID holds title to all of the water rights within the IID in trust for the landowners, the IID would control the timing and terms of any transfers of IID Water by the Company. The circumstances under which transfers of water can be made and the profitability of any transfers are subject to significant uncertainties, including hydrologic risks of variable water supplies, risks presented by allocations of water under existing and prospective priorities, and risks of adverse changes to or interpretations of U.S. federal, state and local laws, regulations and policies. Transfers of IID Water attributable to water rights appurtenant to the IID Properties (the "IID Water Rights") are subject to additional uncertainties. Allocations of Colorado River water, which is the source of all water deliveries to the IID Properties, are subject to limitations under complex international treaties, interstate compacts, U.S. federal and state laws and regulations, and contractual arrangements and, in times of drought, water deliveries could be curtailed by the U.S. government. Further, any transfers of IID Water would require the approval of the U.S. Secretary of the Interior. Even if a transfer were approved, other California water districts and users could assert claims adverse to the IID Water Rights, including but not limited to claims that the IID has failed to satisfy U.S. federal law and California constitutional requirements that IID Water must be put to reasonable and beneficial use. A finding that the IID's water use is unreasonable or nonbeneficial could adversely impact title to the IID Water Rights and the ability to transfer IID Water. Water transferred by the IID to metropolitan areas of Southern California, such as San Diego, currently would be transported through aqueducts owned or controlled by the Metropolitan Water District, a quasi-governmental agency (the "MWD"). The transportation cost for any transfer of IID Water and the volume of water which the MWD can be required to transport at any time are subject to California laws of uncertain application, some aspects of which are currently in litigation. The uncertainties associated with water rights could have a material adverse effect on the Company's future profitability.

TECHNOLOGICAL AND REGULATORY RISKS

      Portions of the water and wastewater treatment business are characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technological and regulatory standards and to develop successfully and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.

      There can be no assurance that the Company's existing or any future trademarks or patents will be enforceable or will provide substantial protection from competition or be of commercial benefit to the Company. In addition, the laws of certain non-United States countries may not protect proprietary rights to the same extent as do the laws of the United States. Successful challenges to certain of the Company's patents or trademarks could materially adversely affect its competitive and financial position.

MUNICIPAL WATER AND WASTEWATER BUSINESS

      A significant percentage of the Company's revenues is derived from municipal customers. While municipalities represent an important part of the water and wastewater treatment industry, contractor selection processes and funding for projects in the municipal sector entail certain additional risks not typically encountered with industrial customers. Competition for selection of a municipal contractor typically occurs through a formal bidding process which can require the commitment of resources and greater lead times than industrial projects. In addition, this segment is dependent upon the availability of funding at the local level, which may be the subject of increasing pressure as local governments are expected to bear a greater share of the cost of public services.

YEAR 2000 RISKS

      The Year 2000 issue concerns the potential exposures related to the automated generation of business and financial misinformation resulting from the application of computer programs which have been written using two digits, rather than four, to define the applicable year of business transactions. Most of the Company's operating systems with Year 2000 issues have been modified to address those issues; accordingly, management does not anticipate any significant costs, problems or uncertainties associated with becoming Year 2000 compliant. The Company is currently developing a plan intended to assure that its other internal operating systems with Year 2000 issues are modified on a timely basis. Suppliers, customers and creditors of the Company also face similar Year 2000 issues. A failure to successfully address the Year 2000 issue could have a material adverse effect on the Company's business or results of operations.

SHARES ELIGIBLE FOR FUTURE SALE

      The market price of the Common Stock could be adversely affected by the availability for public sale of shares held on March 31, 1998 by security holders of the Company, including: (i) up to 3,646,783 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5-3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity), or sold from time to time in accordance with Rule 144(k) under the Securities Act; (ii) 7,636,364 shares issuable upon conversion of the Company's 6% Convertible Subordinated Notes due 2005 at a conversion price of $18.33 per share of Common Stock; (iii) 10,481,013 shares issuable upon conversion of the Company's 4-1/2% Convertible Subordinated Notes due 2001 at a conversion price of $39.50 per share of Common Stock; (iv) 1,200,000 shares issuable upon exercise of warrants, 600,000 at an exercise price of $50.00 per share and 600,000 at an exercise price of $60.00 per share, in each case expiring on September 17, 2007 and exercisable at any time after the first sale of water from water rights appurtenant to the Properties (the "Warrants"); and (v) 8,482,926 outstanding shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and/or, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company, of which such rights as to 8,000,000 shares are not exercisable until February 17, 2000. In addition, the Company has registered for sale under the Securities Act 2,903,207 shares which may be issuable by the Company from time to time in connection with acquisitions of businesses or assets from third parties. Upon consummation of the Culligan Merger, approximately 46,692,798 shares to be issued pursuant thereto (assuming the Average Share price is $33.25) will be subject to agreements pursuant to which certain stockholders will have certain rights to request the Company to register the sale of such shares under the Securities Act and/or, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company. See "Risk Factors Acquisition Strategy."



                               RESALES OF SHARES

      With the consent of the Company, this Prospectus may be used by Selling Stockholders who have received or will receive Shares in connection with acquisitions and who may wish to sell such Shares under circumstances requiring or making desirable its use. The Company may consent to the use of this Prospectus by Selling Stockholders for a limited period of time and subject to limitations and conditions which may be varied by agreement between the Company and one or more Selling Stockholders. Agreements with Selling Stockholders permitting use of this Prospectus may provide that an offering of Shares be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with one or more banks with respect to such Shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. Other than in circumstances where the Company may receive certain benefits in connection with price guaranty arrangements, the Company will not receive any of the proceeds from any sale of Shares offered hereby by a Selling Stockholder.

      Shares may be sold by Selling Stockholders hereunder on one or more exchanges or otherwise; directly to purchasers in negotiated transactions; by or through brokers or dealers, in ordinary brokerage transactions or transactions in which the broker solicits purchasers; in block trades in which the broker or dealer will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; through underwriters or agents; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Any brokers, dealers, underwriters or agents may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions from Selling Stockholders and/or the purchasers of Shares. The proceeds to a Selling Stockholder from any sale of Shares will be net of any such compensation and of any expenses to be borne by the Selling Stockholder. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, the names of any underwriters, brokers, dealers or agents and any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholder.

      Selling Stockholders and any brokers, dealers, underwriters or agents that participate with a Selling Stockholder in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by any such brokers, dealers, underwriters or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Company may agree to indemnify Selling Stockholders and/or any such brokers, dealers, underwriters or agents against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses in connection with the offering and sale of Shares.

      Selling Stockholders may also offer shares of Common Stock issued in past and future acquisitions by means of prospectuses under other available registration statements or pursuant to exemptions from the registration requirements of the Securities Act, including sales which meet the requirements of Rule 144 or Rule 145(d) under the Securities Act.

                         DESCRIPTION OF CAPITAL STOCK

GENERAL

      As of March 31, 1998, the Company was authorized to issue 300,000,000 shares of Common Stock, par value $.01 per share, of which 108,462,296 shares were issued and outstanding, and 3,000,000 shares of preferred stock, par value $.10 per share, of which none were issued and outstanding. Of the unissued shares of Common Stock, 7,636,364 shares were reserved for issuance upon conversion of the Company's 6% Convertible Subordinated Notes due 2005, 10,481,013 shares were reserved for issuance upon conversion of the Company's 4-1/2% Convertible Subordinated Notes due 2001, 1,200,000 shares were reserved for issuance upon exercise of the Warrants expiring September 17, 2007 and an aggregate of 7,647,059 shares were reserved for issuance upon exercise of options either outstanding or available for grant.

COMMON STOCK

      The holders of Common Stock are entitled to one vote for each share held of record by them on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors; thus, the holders of shares having more than 50% of the Company's voting power (including both common and voting preferred shares, if any) voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor, subject to the prior rights of preferred stockholders. In the event of liquidation, dissolution or winding up of the Company's affairs, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, including any preferred stock, that has preference over the Common Stock. Except as described below under "Stock Purchase Rights," holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock.

      The Company currently intends to retain earnings to provide funds for the operation and expansion of its business and accordingly does not anticipate paying cash dividends on the Common Stock in the foreseeable future. Any payment of cash dividends on the Common Stock in the future will depend upon the

Company's financial condition, earnings, capital requirements and such other factors as the Board of Directors deems relevant.

PREFERRED STOCK

      Shares of preferred stock may be issued without stockholder approval. The Board of Directors is authorized to issue such shares in one or more series and to fix the rights, preferences, privileges, qualifications, limitations and restrictions thereof, including dividend rights and rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The Company has no current plans for the issuance of any shares of preferred stock. Any preferred stock to be issued could rank prior to the Common Stock with respect to dividend rights and rights of liquidation. The Board of Directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the voting power of holders of Common Stock or create impediments to persons seeking to gain control of the Company.

STOCK PURCHASE RIGHTS

      Laidlaw, which, as of March 31, 1998, held 3,646,783 shares of Common Stock, or 3.4% of the outstanding Common Stock, has certain rights to purchase voting securities of the Company in order to maintain its percentage voting interest. Except in connection with mergers or other acquisitions or in the ordinary course under an employee stock option or stock bonus plan, in the event the Company proposes to sell or issue shares of voting securities, Laidlaw has the right to purchase, on the same terms as the proposed sale or issuance, that number of shares or rights as will maintain its percentage interest in the voting securities of the Company, assuming the conversion of all convertible securities and the exercise of all options and warrants then outstanding. In addition, Laidlaw has other purchase rights with respect to sales or issuances of securities by the Company at prices below 85% of current market price at the time of sale or issuance or the prevailing customary price for such securities or their equivalent.

CERTAIN VOTING ARRANGEMENTS

      Pursuant to the agreements whereby the Company acquired Smogless S.p.A. in September 1994, Laidlaw has agreed to vote all shares owned by it for the nominees of the Company's Board for election to the Board, and on all other matters in the same proportion as the votes cast by other holders of voting securities, other than those that relate to any business combination or similar transaction involving the Company or any amendment to the Company's Certificate of Incorporation (the "Company Certificate") or By-laws.

      Pursuant to the agreement whereby the Company acquired the Properties in exchange for 8,000,000 shares of Common Stock and the Warrants in September 1997, the Company has agreed, so long as the parties from whom the Properties were acquired (the "Parties") own at least 5% of the outstanding Common Stock, to nominate a person designated by the Parties for election to the Company Board (the "Designee"). The Designee, Ardon E. Moore, has been appointed by the Company's Board of Directors to serve as a Class I director until the Company's Annual Meeting in 2000. If a vacancy occurs in the Company's Board of Directors while the Parties own at least 7 1/2% of the outstanding Common Stock and such vacancy is the result of the cessation to serve of a non-employee director of the Company (other than the cessation of service of a Designee, which vacancy shall be filled with a successor Designee), the Parties must also approve the person filling such vacancy. In addition, the Parties have agreed to vote all shares owned by them as recommended by a majority of the members of the Company's Board of Directors, except with respect to certain fundamental transactions, transactions involving the issuance by the Company of Common Stock representing 20% or more of the outstanding Common Stock (or equivalents) or amendment of the Company Certificate or By-laws.

CERTAIN CHARTER AND BY-LAW PROVISIONS

      The Company Certificate places certain restrictions on the voting rights of a "Related Person," defined therein as any person who directly or indirectly owns 5% or more of the outstanding voting stock of the Company. The founders and the original directors of the Company are excluded from the definition of "Related Persons," as are seven named individuals including Richard J. Heckmann, the Chairman of the Board, President and Chief Executive Officer of the Company. These voting restrictions apply in two situations. First, the vote of a director who is also a Related Person is not counted in the vote of the Board of Directors to call a meeting of stockholders where that meeting will consider a proposal made by the Related Person director. Second, any amendments to the Company Certificate that relate to specified Articles therein (those dealing with corporate governance, limitation of director liability or amendments to the Company Certificate), in addition to being approved by the Board of Directors and a majority of the Company's outstanding voting stock, must also be approved by either (i) a majority of directors who are not Related Persons, or (ii) the holders of at least 80% of the Company's outstanding voting stock, provided that if the change was proposed by or on behalf of a Related Person, then approval by the holders of a majority of the outstanding voting stock not held by Related Persons is also required. In addition, any amendment to the Company's By-laws must be approved by one of the methods specified in clauses (i) and (ii) in the preceding sentence.

      The Company Certificate and the Company's By-laws provide that the Board of Directors shall fix the number of directors and that the Board shall be divided into three classes, each consisting of one-third of the total number of directors (or as nearly as may be possible). Stockholders may not take action by written consent. Meetings of stockholders may be called only by the Board of Directors (or by a majority of its members). Stockholder proposals, including director nominations, may be considered at a meeting only if written notice of that proposal is delivered to the Company from 30 to 60 days in advance of the meeting, or within ten days after notice of the meeting is first given to stockholders.

DELAWARE ANTI-TAKEOVER LAW

      Section  203 of the  Delaware  General  Corporation  Law  ("Section  203")
provides, in general, that a stockholder acquiring more than 15% of the outstanding voting shares of a corporation subject to the statute (an
"Interested Stockholder"), but less than 85% of such shares, may not engage in certain "Business Combinations" with the corporation for a period of three years subsequent to the date on which the stockholder became an Interested Stockholder unless (i) prior to such date the corporation's board of directors has approved either the Business Combination or the transaction in which the stockholder became an Interested Stockholder or (ii) the Business Combination is approved by the corporation's board of directors and authorized by a vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

      Section 203 defines the term "Business Combination" to encompass a wide variety of transactions with or caused by an Interested Stockholder in which the Interested Stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders, including mergers, certain asset sales, certain issuances of additional shares to the Interested Stockholder, transactions with the corporation that increase the proportionate interest of the Interested Stockholder or transactions in which the Interested Stockholder receives certain other benefits.

      These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the Company Certificate or the By-laws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the Company Certificate nor the By-laws of the Company currently excludes the Company from the restrictions imposed by Section 203.

                           VALIDITY OF COMMON STOCK

      The validity of the Shares will be passed upon for the Company by Kirkpatrick & Lockhart LLP, counsel to the Company.


                                    EXPERTS

      The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP and Ernst & Young LLP, independent certified public accountants as stated in their reports, incorporated by reference herein, and upon the authority of said firms as experts in accounting and auditing.

      The combined financial statements of the Systems and Manufacturing Group of Wheelabrator Technologies Inc. as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of Culligan Water Technologies, Inc. as of January 31, 1996 and 1997 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the three years in the period ended January 31, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The aggregated financial statements of the Process Equipment Division of United Utilities Plc as of March 31, 1996 and 1995 and for each of the years in the two year period ended March 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent chartered accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The aggregated financial statements of Protean Plc as of March 31, 1997 and for the year ended March 31, 1997 have been incorporated by reference herein in reliance upon the report of KPMG Audit Plc, independent chartered accountants, which report is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      The consolidated financial statements of The Kinetics Group, Inc. at September 30, 1997 and 1996, and for each of the two years in the period ended September 30, 1997, incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The combined financial statements of The Water Filtration Business (a wholly owned business of AMETEK, Inc.) at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, incorporated by reference herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

      The consolidated financial statements of Memtec Limited as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 incorporated by reference herein have been so incorporated by reference in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The audited financial statements of WaterPro Supplies Corporation as of December 31, 1995 and for the period from April 7, 1995 to December 31, 1995 incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said report.

      The  independent   valuation  report  of  The  Mentor  Group,   Inc.  is
incorporated by reference herein in reliance upon the authority of said firm in giving said report.

======================================== =======================================


NO PERSON  HAS BEEN  AUTHORIZED  TO
GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS  OTHER  THAN  THOSE
CONTAINED IN THIS PROSPECTUS,  AND,
IF GIVEN OR MADE, SUCH  INFORMATION
OR  REPRESENTATIONS   MUST  NOT  BE
RELIED    UPON   AS   HAVING   BEEN
AUTHORIZED.  THIS  PROSPECTUS  DOES
NOT  CONSTITUTE AN OFFER TO SELL OR                12,881,860 SHARES
THE SOLICITATION OF AN OFFER TO BUY
ANY   SECURITIES   OTHER  THAN  THE
SECURITIES  TO WHICH IT  RELATES OR        UNITED STATES FILTER CORPORATION
AN    OFFER    TO   SELL   OR   THE
SOLICITATION  OF AN  OFFER  TO  BUY
SUCH      SECURITIES     IN     ANY                  COMMON STOCK
CIRCUMSTANCES  IN WHICH  SUCH OFFER
OR    SOLICITATION   IS   UNLAWFUL.
NEITHER   THE   DELIVERY   OF  THIS
PROSPECTUS   NOR  ANY   SALE   MADE
HEREUNDER    SHALL,    UNDER    ANY
CIRCUMSTANCES,      CREATE      ANY
IMPLICATION  THAT THERE HAS BEEN NO
CHANGE  IN  THE   AFFAIRS   OF  THE
COMPANY  SINCE  THE DATE  HEREOF OR
THAT  THE   INFORMATION   CONTAINED
HEREIN  IS  CORRECT  AS OF ANY TIME
SUBSEQUENT TO ITS DATE.

          -------------

           TABLE OF CONTENTS

                                   PAGE              ---------------

Available Information..............2
Incorporation of Certain                                PROSPECTUS
  Documents by Reference...........3
The Company........................3                 ---------------
Risk Factors.......................4
Resales of Shares..................17
Description of Capital Stock.......19
Validity of Common Stock...........23
Experts............................23


                                                     ___________, 1998

======================================== =======================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

      The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Company.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.


ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a)  Exhibits.   The  following   exhibits  are  filed  as  part  of  this
registration statement:

EXHIBIT
NUMBER                               DESCRIPTION
-------                              -----------

5.01 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered (filed herewith)

23.01        Consent of Kirkpatrick & Lockhart LLP (included in Exhibit
             5.01)

23.02        Consents of KPMG Peat Marwick LLP and KPMG Audit plc

23.03        Consents of Ernst & Young LLP

23.04        Consent of Price Waterhouse

23.05        Consent of Arthur Andersen LLP

23.06        Consent of The Mentor Group, Inc.



ITEM 22.  UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To  include  any  prospectus   required  by  section   10(a)(3
                  of  the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

      (6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items

4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on May 11, 1998.

                        UNITED STATES FILTER CORPORATION

                              By:    /s/ Richard J. Heckmann
                                    --------------------------------
                                    Richard J. Heckmann
                                    Chairman of the Board, President
                                    and Chief Executive Officer


            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this
Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                      Capacity                 Date
          ---------                      --------                -----

/s/ Richard J. Heckmann          Chairman of the Board,    May 11, 1998
-----------------------------    President and Chief
Richard J. Heckmann              Executive Officer
                                 (Principal Executive
                                 Officer) and a Director
/s/ Kevin L. Spence              Executive Vice            May 11, 1998
-----------------------------    President/Chief
Kevin L. Spence                  Financial Officer
                                 (Principal Financial
                                 and Accounting Officer)

/s/ Michael J. Reardon           Executive Vice            May 11, 1998
-----------------------------    President/Chief
Michael J. Reardon               Administrative Officer
                                 and a Director

 /s/ Nicholas C. Memmo           President/Chief           May 11, 1998
-----------------------------    Operating Officer -
Nicholas C. Memmo                Process Water Group and
                                 a Director

/s/ James E. Clark               Director                  May 11, 1998
-----------------------------
James E. Clark


/s/ John L. Diederich            Director                  May 11, 1998
-----------------------------
John L. Diederich

                                 Director
-----------------------------
Robert S. Hillas

/s/ Arthur B. Laffer             Director                  May  11, 1998
-----------------------------
Arthur B. Laffer


                                 Director
-----------------------------
Ardon E. Moore


                                 Director
-----------------------------
Alfred E. Osborne, Jr.


/s/ J. Danforth Quayle           Director                  May 11, 1998
-----------------------------
J. Danforth Quayle


                                 Director
-----------------------------
C. Howard Wilkins, Jr.

                                  EXHIBIT INDEX
                                 --------------



 EXHIBIT                                                     SEQUENTIAL PAGE
 NUMBER                     DESCRIPTION                           NUMBER
 -------                    -----------                      ---------------

     5.01 Opinion of Kirkpatrick & Lockhart LLP as to the legality of the securities being registered (filed herewith)

    23.01   Consent of Kirkpatrick & Lockhart LLP
            (included in Exhibit 5.01)

    23.02   Consents of KPMG Peat Marwick LLP and
            KPMG Audit plc

    23.03   Consents of Ernst & Young LLP

    23.04   Consent of Price Waterhouse

    23.05   Consent of Arthur Andersen LLP

    23.06   Consent of The Mentor Group, Inc.